Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 107 to the Registration Statement (Form N-1A, No. 33-11802) of our reports dated February 13, 2015 on the financial statements and financial highlights of Deutsche Alternative Asset Allocation VIP, Deutsche Global Income Builder VIP, Deutsche Global Equity VIP, Deutsche Small Mid Cap Value VIP, Deutsche Global Growth VIP, Deutsche Government & Agency Securities VIP, Deutsche High Income VIP, Deutsche Large Cap Value VIP, Deutsche Money Market VIP, Deutsche Small Mid Cap Growth VIP, Deutsche Unconstrained Income VIP (each a series of Deutsche Variable Series II) included in each Fund’s Annual Report for the fiscal year ended December 31, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 27, 2015